Exhibit 99.1
GoHealth Reports Third Quarter 2022 Results
CHICAGO, November 10, 2022 — GoHealth, Inc. (NASDAQ: GOCO), a leading health insurance marketplace and Medicare-focused digital health company, today announced financial results for the three and nine months ended September 30, 2022.

YTD 2022 positive cash flow from operations of $101.9 million compared to negative cash flow from operations of $72.4 million in the prior year period.

Third quarter 2022 Medicare Submitted Policies of 132,831 decreased 34% compared to the prior year period. YTD 2022 Medicare Submitted Policies of 611,385 increased 11% compared to the prior year period.

Third quarter 2022 net revenue of $133.1 million decreased 37% compared to the prior year period. YTD 2022 net revenue of $562.3 million decreased 8% compared to the prior year period.

Third quarter 2022 net loss of $74.7 million compared to a net loss of $55.5 million in the prior year period. YTD 2022 net loss of $225.6 million compared to a net loss of $102.0 million in the prior year period.

Third quarter 2022 Adjusted EBITDA[1] of negative $14.3 million compared to Adjusted EBITDA[1] of negative $14.2 million in the prior year period. YTD 2022 Adjusted EBITDA[1] of negative $35.0 million compared to Adjusted EBITDA[1] of $32.2 million in the prior year period.

“During the third quarter, GoHealth went back to basics with a clear focus on the fundamentals of the business and an aim to put the beneficiary at the center of everything we do. We are making meaningful progress on our transformation through our strategic initiatives and diversification into Encompass. This has materially changed the dynamics of cash flow for our business and we’re confident these positive trends will continue as we lean further into our Encompass solution,” said Vijay Kotte, GoHealth’s Chief Executive Officer.

“The market is in need of unbiased third parties to help support the Medicare shopping and enrollment process. The challenge has been the misaligned rewards structure and the lack of trust in the industry. GoHealth is leveraging our Encompass solution, our health plan relationships, our proprietary technology, and our experienced, high-quality sales agents to solve these industry challenges and act as a trusted partner to beneficiaries,” said Kotte.

Mr. Kotte continued, “I believe our end-to-end Encompass solution will be a game changer for our customers, for health plans, and for the financial profile of our business. So far this Annual Enrollment Period, inclusive of a significant adoption of Encompass, we’re experiencing a 70% higher conversion rate than we were last year at this time.”

“I’m very pleased with the progress we’ve made in just a few short months. I believe GoHealth is best positioned to seize the opportunities at hand,” concluded Mr. Kotte.

Conference Call Details

The Company will host a conference call today, Thursday, November 10, 2022 at 5:00 p.m. (ET) to discuss its financial results. Participants can pre-register for the conference call at the following link: https://register.vevent.com/register/BIe3f052938613486583fb292fcf47ae56 . A live audio webcast of the conference call will be available via GoHealth's Investor Relations website, https://investors.gohealth.com/. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call.

About GoHealth, Inc.:
As a leading health insurance marketplace and Medicare-focused digital health company, GoHealth's mission is to improve access to healthcare in America. Enrolling in a health insurance plan can be confusing for customers, and the seemingly small differences between plans can lead to significant out-of-pocket costs or lack of access to critical medicines and even providers. GoHealth combines cutting-edge technology, data science and deep industry expertise to match customers with the healthcare policy and carrier that is right for them. GoHealth has enrolled millions of people in Medicare plans and individual and family plans. For more information, visit https://www.gohealth.com.

Investor Relations:
IR@gohealth.com

Media Relations:
Pressinquiries@gohealth.com

(1)Adjusted EBITDA is a non-GAAP measure. For a definition of Adjusted EBITDA and a reconciliation to the most comparable GAAP measure, please see below.

Forward-Looking Statements

This release contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this press release may be forward-looking statements. Statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, including, among others, statements regarding our expected growth, level of cash flow, future capital expenditures and debt service obligations are forward-looking statements.
In some cases, you can identify forward-looking statements by terms, such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although the we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

These forward-looking statements speak only as of the date of this release and are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements, including, but are not limited to, the following: the marketing and sale of Medicare plans are subject to numerous, complex and frequently changing laws, regulations and guidelines; our business may be harmed if we lose our relationships with carriers or if our relationships with carriers change; our failure to grow our customer base or retain our existing customers; carriers may reduce the commissions paid to us and change their underwriting practices in ways that reduce the number of, or impact the renewal or approval rates of, insurance policies sold through our platform; factors that impact our estimate of LTV (as defined below) may be adversely impacted; our management and independent auditors have identified a material weakness in our internal controls over financial reporting, and we may be unable to develop, implement and maintain appropriate controls in future periods, which may lead to errors or omissions in our financial statements; the potential delisting of our common stock from the Nasdaq Global Market; volatility in general economic conditions, including inflation, interest rates, and other commodity prices and exchange rates may impact our financial position and performance; our ability to borrow under the Credit Agreement is subject to ongoing compliance with a number of financial covenants, affirmative covenants, and other restrictions, which may limit our operations and our ability to take certain actions; we currently depend on a small group of carriers for a substantial portion of our revenue; information technology system failures could interrupt our operations; our ability to sell Medicare-related health insurance plans is largely dependent on our licensed health insurance agents; operating and growing our business may require additional capital; whether our Encompass solution will achieve anticipated benefits; our strategic focus on cash flow optimization may lead to decreased revenue or otherwise adversely affect our business; we may lose key employees or fail to attract qualified employees; our operations may be adversely impacted by a reduction in employee headcount or other similar actions; the Founders (as defined in our Annual Report on Form 10-K for the year ended December 31, 2021 (the “2021 Form 10-K”)) and Centerbridge (as defined in the 2021 Form 10-K) have significant influence over us, including control over decisions that require the approval of stockholders; and other important factors described in the section titled “Risk Factors” in our 2021 Form 10-K, and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, and in our other filings with the Securities and Exchange Commission.
The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this press release, as well as the cautionary statements and other risk factors set forth in the 2021 Form 10-K, Quarterly Report on Form 10-Q for the first quarter ended March 31, 2022, Quarterly Report on Form 10-Q for the second quarter ended June 30, 2022, and other SEC filings. If one or more events related to these or other risks or uncertainties materialize, or our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Many of the important factors that will determine these results are beyond our ability to control or predict. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
Use of Non-GAAP Financial Measures and Key Performance Indicators
In this press release, we use supplemental measures of our performance that are derived from our consolidated financial information, but which are not presented in our Consolidated Financial Statements prepared in accordance with Generally Accepted Accounting Principles (“GAAP”). These non-GAAP financial measures include net income (loss) before interest expense, income tax expense (benefit) and depreciation and amortization expense (“EBITDA”); Adjusted EBITDA and Adjusted EBITDA margin. Adjusted EBITDA is the primary financial performance measure used by management to evaluate its business and monitor its results of operations.
Adjusted EBITDA represents, as applicable for the period, EBITDA as further adjusted for certain items summarized below in this press release. Adjusted EBITDA margin represents Adjusted EBITDA divided by net revenues.
We use non-GAAP financial measures to supplement financial information presented on a GAAP basis. We believe that excluding certain items from our GAAP results allows management to better understand our consolidated financial performance from period to period and better project our future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, we believe these non-GAAP financial measures provide our stakeholders with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and enabling them to make more meaningful period to period comparisons. There are limitations to the use of the non-GAAP financial measures presented in this press release. For example, our non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes.
The non-GAAP financial measures are not meant to be considered as indicators of performance in isolation from or as a substitute for net income (loss) prepared in accordance with GAAP, and should be read only in conjunction with financial information presented on a GAAP basis. Reconciliations of each of EBITDA and Adjusted EBITDA to its most directly comparable GAAP financial measure, net income (loss), are presented in the tables below in this press release. We encourage you to review the reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future periods, we may exclude similar items, may incur income and expenses similar to these excluded items and include other expenses, costs and non-recurring items.
Glossary
“Adjusted EBITDA” represents, as applicable for the period, EBITDA as further adjusted for certain items summarized below in this press release.
“Adjusted EBITDA Margin” refers to Adjusted EBITDA divided by net revenues.
“Approved Submissions” refer to Submitted Policies approved by carriers for the identified product during the indicated period.
“LTV Per Approved Submission” refers to the Lifetime Value of Commissions per Approved Submission, which we define as (i) aggregate commissions estimated to be collected over the estimated life of all commissionable Approved Submissions for the relevant period based on multiple factors, including but not limited to, contracted commission rates, carrier mix and expected policy persistency with applied constraints, excluding revenue adjustments recorded in the period, but relating to performance obligations satisfied in prior periods, divided by (ii) the number of commissionable Approved Submissions for such period.
“Submitted Policies” refer to completed applications that, with respect to each such application, the consumer has authorized us to submit to the carrier.

The following tables set forth the components of our results of operations for the periods indicated (unaudited):

(in thousands, except percentages and per share amounts)	Three months ended Sep. 30, 2022		Three months ended Sep. 30, 2021
	Dollars	% of Net Revenues	Dollars	% of Net Revenues	$ Change	% Change
Net revenues:
Commission	$87,058	65.4%	$174,948	82.6%	$(87,890)	(50.2)%
Enterprise	45,994	34.6%	36,786	17.4%	9,208	25.0%
Net revenues	133,052	100.0%	211,734	100.0%	(78,682)	(37.2)%
Operating expenses:
Cost of revenue	48,044	36.1%	53,632	25.3%	(5,588)	(10.4)%
Marketing and advertising	22,661	17.0%	59,511	28.1%	(36,850)	(61.9)%
Customer care and enrollment	51,153	38.4%	86,775	41.0%	(35,622)	(41.1)%
Technology	11,061	8.3%	11,651	5.5%	(590)	(5.1)%
General and administrative	25,611	19.2%	24,295	11.5%	1,316	5.4%
Amortization of intangible assets	23,514	17.7%	23,514	11.1%	—	—%
Operating lease impairment charges	350	0.3%	1,062	0.5%	(712)	N/M
Restructuring and other related charges	9,797	7.4%	—	—%	9,797	N/M
Total operating expenses	192,191	144.4%	260,440	123.0%	(68,249)	(26.2)%
Income (loss) from operations	(59,139)	(44.4)%	(48,706)	(23.0)%	(10,433)	21.4%
Interest expense	15,630	11.7%	6,921	3.3%	8,709	125.8%
Other (income) expense	(115)	(0.1)%	(30)	—%	(85)	N/M
Income (loss) before income taxes	(74,654)	(56.1)%	(55,597)	(26.3)%	(19,057)	34.3%
Income tax expense (benefit)	—	—%	(79)	—%	79	N/M
Net income (loss)	$(74,654)	(56.1)%	$(55,518)	(26.2)%	$(19,136)	34.5%
Net income (loss) attributable to noncontrolling interests	(44,649)	(33.6)%	(35,278)	(16.7)%	(9,371)	26.6%
Net income (loss) attributable to GoHealth, Inc.	$(30,005)	(22.6)%	$(20,240)	(9.6)%	$(9,765)	48.2%
Net income (loss) per share:
Net income (loss) per share of common stock — basic and diluted	$(0.23)		$(0.18)
Weighted-average shares of Class A common stock outstanding — basic and diluted	132,378		113,938
Non-GAAP financial measures:
EBITDA	$(30,959)		$(22,606)
Adjusted EBITDA	$(14,327)		$(14,155)
Adjusted EBITDA margin	(10.8)%		(6.7)%
_________________________
N/M = Not meaningful

(in thousands, except percentages and per share amounts)	Nine months ended Sep. 30, 2022		Nine months ended Sep. 30, 2021
	Dollars	% of Net Revenues	Dollars	% of Net Revenues	$ Change	% Change
Net revenues:
Commission	$414,735	73.8%	$496,437	81.0%	$(81,702)	(16.5)%
Enterprise	147,564	26.2%	116,378	19.0%	31,186	26.8%
Net revenues	562,299	100.0%	612,815	100.0%	(50,516)	(8.2)%
Operating expenses:
Cost of revenue	167,041	29.7%	139,449	22.8%	27,592	19.8%
Marketing and advertising	151,408	26.9%	169,730	27.7%	(18,322)	(10.8)%
Customer care and enrollment	196,150	34.9%	195,796	32.0%	354	0.2%
Technology	34,569	6.1%	33,251	5.4%	1,318	4.0%
General and administrative	90,859	16.2%	69,277	11.3%	21,582	31.2%
Amortization of intangible assets	70,543	12.5%	70,543	11.5%	—	—%
Operating lease impairment charges	25,345	4.5%	1,062	0.2%	24,283	NM
Restructuring and other related charges	11,872	2.1%	—	—%	11,872	NM
Total operating expenses	747,787	133.0%	679,108	110.8%	68,679	10.1%
Income (loss) from operations	(185,488)	(33.0)%	(66,293)	(10.8)%	(119,195)	179.8%
Interest expense	39,752	7.1%	23,886	3.9%	15,866	66.4%
Loss on extinguishment of debt	—	—%	11,935	1.9%	(11,935)	N/M
Other (income) expense	(65)	—%	27	—%	(92)	(340.7)%
Income (loss) before income taxes	(225,175)	(40.0)%	(102,141)	(16.7)%	(123,034)	120.5%
Income tax expense (benefit)	472	0.1%	(142)	—%	614	N/M
Net income (loss)	$(225,647)	(40.1)%	$(101,999)	(16.6)%	$(123,648)	121.2%
Net loss attributable to noncontrolling interests	(138,340)	(24.6)%	(67,668)	(11.0)%	$(70,672)	104.4%
Net loss attributable to GoHealth, Inc.	$(87,307)	(15.5)%	$(34,331)	(5.6)%	$(52,976)	154.3%
Net income (loss) per share:
Net income (loss) per share of common stock — basic and diluted	$(0.70)		$(0.33)
Weighted-average shares of Class A common stock outstanding — basic and diluted	124,401		102,939
Non-GAAP financial measures:
EBITDA	$(104,999)		$(1,080)
Adjusted EBITDA	$(34,995)		$32,197
Adjusted EBITDA margin	(6.2)%		5.3%
_________________________
NM = Not meaningful

The following tables set forth the reconciliations of GAAP net income (loss) to EBITDA and Adjusted EBITDA for the periods indicated (unaudited):

	Three months ended Sep. 30,
(in thousands)	2022	2021
Net revenues	$133,052	$211,734
Net income (loss)	(74,654)	(55,518)
Interest expense	15,630	6,921
Income tax expense (benefit)	—	(79)
Depreciation and amortization expense	28,065	26,070
EBITDA	(30,959)	(22,606)
Restructuring and other related charges (1)	9,797	—
Share-based compensation expense (2)	6,456	7,389
Operating lease impairment charges (3)	350	1,062
Professional services (4)	29	—
Adjusted EBITDA	$(14,327)	$(14,155)
Adjusted EBITDA margin	(10.8)%	(6.7)%
_________________________
(1)Represents employee termination benefits and other associated costs related to restructuring activities.
(2)Represents non-cash share-based compensation expense relating to equity awards, as well share-based compensation expense relating to liability classified awards that will be settled in cash.
(3)Represents operating lease impairment charges, reducing the carrying value of the associated ROU assets and leasehold improvements to the estimated fair values.
(4)Represents costs associated with non-recurring consulting fees and other professional services.

	Nine months ended Sep. 30,
(in thousands)	2022	2021
Net revenues	$562,299	$612,815
Net income (loss)	(225,647)	(101,999)
Interest expense	39,752	23,886
Income tax expense (benefit)	472	(142)
Depreciation and amortization expense	80,424	77,175
EBITDA	(104,999)	(1,080)
Share-based compensation expense (1)	25,868	20,100
Operating lease impairment charges (2)	25,345	1,062
Restructuring and other related charges (3)	11,872	—
Professional services (4)	3,979	—
Severance costs (5)	2,940	—
Loss on extinguishment of debt (6)	—	11,935
Legal fees (7)	—	180
Adjusted EBITDA	$(34,995)	$32,197
Adjusted EBITDA margin	(6.2)%	5.3%
_________________________
(1)Represents non-cash share-based compensation expense relating to equity awards, as well share-based compensation expense relating to liability classified awards that will be settled in cash.
(2)Represents operating lease impairment charges, reducing the carrying value of the associated ROU assets and leasehold improvements to the estimated fair values.
(3)Represents employee termination benefits and other associated costs related to restructuring activities.
(4)Represents costs associated with non-recurring consulting fees and other professional services.
(5)Represents costs associated with the termination of employment and associated fees unrelated to restructuring activities.
(6)Represents the loss on debt extinguishment related to the Initial Term Loan Facility.
(7)Represents non-recurring legal fees unrelated to our core operations.
The following table summarizes share-based compensation expense by operating function for the periods indicated (unaudited):

	Three months ended Sep. 30,		Nine months ended Sep. 30,
(in thousands)	2022	2021	2022	2021
Marketing and advertising	$556	$698	$1,212	$1,462
Customer care and enrollment	738	957	1,993	2,796
Technology	884	910	2,493	2,791
General and administrative	4,277	4,824	20,170	13,051
Total share-based compensation expense	$6,456	$7,389	$25,868	$20,100

The following table sets forth our balance sheets for the periods indicated (unaudited):

(in thousands, except per share amounts)	Sep. 30, 2022	Dec. 31, 2021
Assets
Current assets:
Cash and cash equivalents	$215,403	$84,361
Accounts receivable, net of allowance for doubtful accounts of $271 in 2022 and $558 in 2021	4,835	17,276
Commissions receivable - current	217,937	268,663
Prepaid expense and other current assets	29,972	58,695
Total current assets	468,147	428,995
Commissions receivable - non-current	959,105	993,844
Operating lease ROU asset	21,436	23,462
Other long-term assets	1,932	3,608
Property, equipment, and capitalized software, net	26,930	24,273
Intangible assets, net	524,126	594,669
Total assets	$2,001,676	$2,068,851
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,370	$39,843
Accrued liabilities	32,316	52,788
Commissions payable - current	69,501	104,160
Short-term operating lease liability	9,381	6,126
Deferred revenue	114,181	536
Current portion of long-term debt	5,270	5,270
Other current liabilities	15,402	8,344
Total current liabilities	255,421	217,067
Non-current liabilities:
Commissions payable - non-current	305,909	274,403
Long-term operating lease liability	38,671	19,776
Long-term debt, net of current portion	660,387	665,115
Other non-current liabilities	3,624	—
Total non-current liabilities	1,008,591	959,294
Commitments and Contingencies (Note 11)
Series A redeemable convertible preferred stock — $0.0001 par value; 50 shares authorized; 50 shares issued and outstanding at September 30, 2022. No shares issued and outstanding as of December 31, 2021. Liquidation preference of $1,001 per share at September 30, 2022.	48,426	—
Series A-1 redeemable convertible preferred stock— $0.0001 par value; 200 shares authorized; no shares issued and outstanding at September 30, 2022 and December 31, 2021.	—	—
Stockholders’ equity:
Class A common stock – $0.0001 par value; 1,100,000 shares authorized; 133,462 and 115,487 shares issued; 133,271 and 115,487 shares outstanding at September 30, 2022 and December 31, 2021, respectively.	13	11
Class B common stock – $0.0001 par value; 578,192 and 587,360 shares authorized; 196,184 and 205,352 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively.	20	21
Preferred stock – $0.0001 par value; 20,000 shares authorized (including 50 shares of Series A redeemable convertible preferred stock authorized and 200 shares of Series A-1 redeemable convertible preferred stock authorized); 50 shares issued and outstanding at September 30, 2022 and no shares issued and outstanding at December 31, 2021.	—	—
Treasury stock – at cost; 191 shares of Class A common stock at September 30, 2022	(345)	—
Additional paid-in capital	621,118	561,447
Accumulated other comprehensive income (loss)	(171)	(59)
Accumulated deficit	(295,691)	(208,317)
Total stockholders’ equity attributable to GoHealth, Inc.	324,944	353,103
Non-controlling interests	364,294	539,387
Total stockholders’ equity	689,238	892,490
Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$2,001,676	$2,068,851

The following table sets forth our statements of cash flows for the periods indicated (unaudited):

	Nine months ended Sep. 30,
(in thousands)	2022	2021
Operating Activities
Net loss	$(225,647)	$(101,999)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Share-based compensation	22,776	20,100
Depreciation and amortization	9,881	6,632
Amortization of intangible assets	70,543	70,543
Amortization of debt discount and issuance costs	2,163	1,696
Loss on extinguishment of debt	—	11,935
Operating lease impairment charges	25,345	1,062
Non-cash restructuring charges	976	—
Non-cash lease expense	4,064	3,765
Other non-cash items	(517)	(607)
Changes in assets and liabilities:
Accounts receivable	12,852	6,173
Commissions receivable	85,522	(160,982)
Prepaid expenses and other assets	29,608	10,471
Accounts payable	(30,573)	18,298
Accrued liabilities	(20,818)	5,693
Deferred revenue	113,645	(175)
Commissions payable	(3,153)	36,233
Operating lease liabilities	(5,885)	(3,678)
Other liabilities	11,121	2,421
Net cash provided by (used in) operating activities	101,903	(72,419)
Investing Activities
Purchases of property, equipment and software	(12,096)	(19,269)
Net cash used in investing activities	(12,096)	(19,269)
Financing Activities
Proceeds from sale of Series A redeemable convertible preferred stock	50,000	—
Issuance cost payments from issuance of Series A redeemable convertible preferred stock	(1,641)	—
Proceeds from borrowings	—	335,000
Repayment of borrowings	(3,953)	(297,903)
Call premium paid for debt extinguishment	—	(5,910)
Debt issuance cost payments	(2,763)	(1,608)
Principal payments under finance lease obligations	(103)	(231)
Cash received on advancement to NVX Holdings, Inc.	—	3,395
Net cash (used in) provided by financing activities	41,540	32,743
Effect of exchange rate changes on cash and cash equivalents	(305)	(68)
Increase (decrease) in cash and cash equivalents	131,042	(59,013)
Cash and cash equivalents at beginning of period	84,361	144,234
Cash and cash equivalents at end of period	$215,403	$85,221
Supplemental Disclosure of Cash Flow Information
Non-cash investing and financing activities:
Purchases of property, equipment and software included in accounts payable	$100	$2,734

The following tables set forth operating segment results for the periods indicated (unaudited):

(in thousands, except percentages)	Three months ended Sep. 30, 2022		Three months ended Sep. 30, 2021
	Dollars	% of Net Revenues	Dollars	% of Net Revenues	$ Change	% Change
Net revenues:
Medicare - Internal	$79,266	59.6%	$158,605	75.0%	$(79,339)	(50.0)%
Medicare - External	49,793	37.4%	46,237	21.8%	3,556	7.7%
IFP and Other - Internal	3,459	2.6%	5,742	2.7%	(2,283)	(39.8)%
IFP and Other - External	534	0.4%	1,150	0.5%	(616)	(53.6)%
Net revenues	133,052	100.0%	211,734	100.0%	(78,682)	(37.2)%
Segment profit (loss):
Medicare - Internal	2,609	2.0%	(4,126)	(1.9)%	6,735	(163.2)%
Medicare - External	(2,201)	(1.7)%	1,866	0.9%	(4,067)	(218.0)%
IFP and Other - Internal	496	0.4%	2,186	1.0%	(1,690)	(77.3)%
IFP and Other - External	(576)	(0.4)%	(330)	(0.2)%	(246)	74.5%
Segment profit (loss)	328	0.2%	(404)	(0.2)%	732	(181.2)%
Corporate expense	25,806	19.4%	23,726	11.2%	2,080	8.8%
Amortization of intangible assets	23,514	17.7%	23,514	11.1%	—	—%
Operating lease impairment charges	350	0.3%	1,062	0.5%	(712)	N/M
Restructuring and other related charges	9,797	7.4%	—	—%	9,797	N/M
Interest expense	15,630	11.7%	6,921	3.3%	8,709	125.8%
Other (income) expense	(115)	(0.1)%	(30)	—%	(85)	283.3%
Income (loss) before income taxes	$(74,654)	(56.1)%	$(55,597)	(26.3)%	$(19,057)	34.3%
_________________________
N/M = Not meaningful

	Nine months ended Sep. 30, 2022		Nine months ended Sep. 30, 2021
(in thousands, except percentages)	Dollars	% of Net Revenues	Dollars	% of Net Revenues	$ Change	% Change
Net revenues:
Medicare - Internal	$386,796	68.8%	$476,391	77.7%	$(89,595)	(18.8)%
Medicare - External	161,382	28.7%	117,116	19.1%	44,266	37.8%
IFP and Other - Internal	11,904	2.1%	13,505	2.2%	(1,601)	(11.9)%
IFP and Other - External	2,217	0.4%	5,803	0.9%	(3,586)	(61.8)%
Net revenues	562,299	100.0%	612,815	100.0%	(50,516)	(8.2)%
Segment profit (loss):
Medicare - Internal	26,408	4.7%	73,574	12.0%	(47,166)	(64.1)%
Medicare - External	(15,629)	(2.8)%	(453)	(0.1)%	(15,176)	3350.1%
IFP and Other - Internal	2,668	0.5%	657	0.1%	2,011	306.1%
IFP and Other - External	(1,245)	(0.2)%	(227)	—%	(1,018)	448.5%
Segment profit (loss)	12,202	2.2%	73,551	12.0%	(61,349)	(83.4)%
Corporate expense	89,930	16.0%	68,239	11.1%	21,691	31.8%
Amortization of intangible assets	70,543	12.5%	70,543	11.5%	—	—%
Operating lease impairment charges	25,345	4.5%	1,062	0.2%	24,283	N/M
Restructuring and other related charges	11,872	2.1%	—	—%	11,872	N/M
Loss on extinguishment of debt	—	—%	11,935	1.9%	(11,935)	N/M
Interest expense	39,752	7.1%	23,886	3.9%	15,866	66.4%
Other (income) expense	(65)	—%	27	—%	(92)	(340.7)%
Income (loss) before income taxes	$(225,175)	(40.0)%	$(102,141)	(16.7)%	$(123,034)	120.5%
_________________________
N/M = Not meaningful

The following table presents the number of Submitted Policies by product for the Medicare segments for the three and nine months ended September 30, 2022 and 2021, for those submissions that are commissionable (compensated through commissions received from carriers):

	Three months ended Sep. 30,		Nine months ended Sep. 30,
Medicare - Total Commissionable Submitted Policies	2022	2021	2022	2021
Medicare Advantage	123,523	195,414	577,139	521,451
Medicare Supplement	113	751	809	2,877
Prescription Drug Plans	4,025	2,740	15,485	7,707
Total Medicare	127,661	198,905	593,433	532,035
The following tables present the number of Approved Submissions by product relating to commissionable policies for the Medicare segments for three and nine months ended September 30, 2022 and 2021. Only commissionable policies are used to calculate LTV.

	Three months ended Sep. 30,		Nine months ended Sep. 30,
Medicare - Internal Commissionable Approved Submissions	2022	2021	2022	2021
Medicare Advantage	51,848	145,619	334,361	395,804
Medicare Supplement	31	183	249	702
Prescription Drug Plans	1,223	2,208	6,096	6,525
Total Medicare	53,102	148,010	340,706	403,031

	Three months ended Sep. 30,		Nine months ended Sep. 30,
Medicare - External Commissionable Approved Submissions	2022	2021	2022	2021
Medicare Advantage	62,928	47,488	218,371	121,179
Medicare Supplement	14	427	279	1,823
Prescription Drug Plans	2,761	191	8,874	716
Total Medicare	65,703	48,106	227,524	123,718
The following table presents the LTV per Approved Submission by product for the Medicare segments for the three and nine months ended September 30, 2022 and 2021:

	Three months ended Sep. 30,		Nine months ended Sep. 30,
LTV per Approved Submission	2022	2021	2022	2021
Medicare Advantage	$771	$917	$754	$874
Medicare Supplement	$733	$874	$826	$834
Prescription Drug Plans	$200	$215	$202	$215
The following table presents the number of Submitted Policies by product for the Medicare segments for the three and nine months ended September 30, 2022 and 2021, for those submissions that are non-commissionable (compensated via hourly fees and enrollment fees) and do not result in commission revenue:

	Three months ended Sep. 30,		Nine months ended Sep. 30,
Medicare - Total Non-Commissionable Submitted Policies	2022	2021	2022	2021
Medicare Advantage	2,631	1,532	9,868	10,703
Medicare Supplement	1,805	1,327	5,790	5,019
Prescription Drug Plans	734	542	2,294	2,218
Total Medicare	5,170	3,401	17,952	17,940